INDEPENDENT AUDITOR'S CONSENT

          We consent to the incorporation by reference in this Registration Statement of Hitox Corporation of America on Form S-8 of the report of Deloitte & Touche LLP dated March 15, 1995, appearing in the Annual Report on Form 10-KSB of Hitox Corporation of America for the year ended December 31, 1994.

          DELOITTE & TOUCHE LLP

          San Antonio, Texas

          July 21, 1995

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